EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Bill Wright	Laurie Dippold
(317) 249-4559	(317) 468-3900
investor_relations@openlane.com	laurie.dippold@openlane.com

OPENLANE, Inc. Reports Third Quarter 2025 Financial Results
•Marketplace dealer volume growth of 14% YoY
•Gross Merchandise Value (GMV) of approximately $7.3 billion, representing 9% YoY growth
•Revenue of $498 million, representing 8% YoY growth, driven by 20% growth in auction fee revenue
•Income from continuing operations of $48 million, representing 69% YoY growth
•Adjusted EBITDA of $87 million, representing 17% YoY growth
•Cash flow from operating activities of $72 million
•Raised full year guidance for Adjusted EBITDA and Operating Adjusted EPS
Carmel, IN, November 5, 2025 — OPENLANE, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2025.
"OPENLANE’s strategy — and the investments we’ve made to accelerate it — produced another strong quarter of organic growth and profitability, including 8% consolidated revenue growth and $87 million in Adjusted EBITDA," said Peter Kelly, CEO of OPENLANE. "We grew dealer-to-dealer volumes by 14%, significantly outpacing the industry, gaining market share and evidencing the strength and growing preference of the OPENLANE brand. We are executing our growth strategy with precision, and remain well positioned for the inflection of off-lease vehicles in 2026 and beyond."
"OPENLANE’s third quarter results further reinforce the strong scalability characteristics of OPENLANE’s asset-light, digital operating model," said Brad Herring, EVP and CFO of OPENLANE. "We are leaning into investments that will build on our positive momentum and position OPENLANE to deliver long-term shareholder value. Our confidence in OPENLANE’s strategy and positioning, coupled with our strong year-to-date results, support our raise in 2025 guidance."
2025 Guidance
The company is updating its annual guidance to the following:

	Previous Guidance (August 6, 2025)	Revised Guidance (November 5, 2025)
Income from continuing operations (in millions)	$132 - $140	$139 - $144
Adjusted EBITDA (in millions)	$310 - $320	$328 - $333
Income (loss) from continuing operations per share - diluted *	$0.61 - $0.66	$(1.32) - $(1.28)
Operating Adjusted EPS	$1.12 - $1.17	$1.22 - $1.26
* The company uses the two-class method of calculating income (loss) from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends (including deemed dividends), and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares. The Series A Preferred Stock repurchases in the fourth quarter of 2025 are expected to result in a deemed dividend, representing the excess of the consideration paid over the carrying amount of the Series A Preferred Stock repurchased. The deemed dividend is expected to exceed income from continuing operations and result in a loss from continuing operations available to common stockholders when calculating income (loss) from continuing operations per diluted share.

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, November 5, 2025 at 8:30 a.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s third quarter 2025 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: KAR) makes wholesale easy by connecting the leading automotive manufacturers, dealers, rental companies, fleet operators, captive finance and lending institutions as buyers and sellers to create the most advanced digital marketplace for used vehicles. Our innovative products and services deliver a fast, fair and transparent experience that helps customers make smarter decisions and achieve better outcomes. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2025 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," "contemplate," "plan," "believe," "seek," "estimate," "assume," "can," "could," "continue," "of the opinion," "confident," "is set," "is on track," "outlook," "target," "position," "predict," "initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating revenues
Auction fees	$136.3	$113.2	$396.4	$331.8
Service revenue	144.2	148.1	426.6	445.4
Purchased vehicle sales	108.9	93.0	293.1	231.4
Finance revenue	109.0	105.5	324.1	324.9
Total operating revenues	498.4	459.8	1,440.2	1,333.5

Operating expenses
Cost of services (exclusive of depreciation and amortization)	270.2	252.0	766.2	711.8
Finance interest expense	28.1	30.7	82.6	95.2
Provision for credit losses	11.5	13.1	29.5	42.2
Selling, general and administrative	110.9	97.7	332.4	308.9
Depreciation and amortization	22.7	23.8	68.4	72.2
Loss on sale of property	—	—	7.0	—
Total operating expenses	443.4	417.3	1,286.1	1,230.3

Operating profit	55.0	42.5	154.1	103.2

Interest expense	1.1	4.6	8.2	17.2
Other income, net	(2.2)	(3.6)	(14.6)	(2.9)

Income from continuing operations before income taxes	56.1	41.5	160.5	88.9

Income taxes	8.2	13.1	42.3	31.3

Income from continuing operations	47.9	28.4	118.2	57.6
Income from discontinued operations, net of income taxes	—	—	—	—
Net income	$47.9	$28.4	$118.2	$57.6

Net income per share - basic
Income from continuing operations	$0.26	$0.12	$0.59	$0.17
Income from discontinued operations	—	—	—	—
Net income per share - basic	$0.26	$0.12	$0.59	$0.17

Net income per share - diluted
Income from continuing operations	$0.25	$0.12	$0.59	$0.17
Income from discontinued operations	—	—	—	—
Net income per share - diluted	$0.25	$0.12	$0.59	$0.17

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$119.3	$143.0
Restricted cash	27.1	40.7
Trade receivables, net of allowances	354.1	248.2
Finance receivables, net of allowances	2,494.7	2,322.7
Other current assets	110.8	96.9
Total current assets	3,106.0	2,851.5

Goodwill	1,241.7	1,222.9
Customer relationships, net of accumulated amortization	106.5	117.7
Operating lease right-of-use assets	60.3	67.1
Property and equipment, net of accumulated depreciation	102.2	149.3
Intangible and other assets	199.9	213.8
Total assets	$4,816.6	$4,622.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$844.8	$682.7
Obligations collateralized by finance receivables	1,816.9	1,660.3
Current maturities of debt	15.8	222.5
Total current liabilities	2,677.5	2,565.5

Long-term debt	—	—
Operating lease liabilities	54.8	60.4
Other non-current liabilities	45.2	41.2
Temporary equity	612.5	612.5
Stockholders’ equity	1,426.6	1,342.7
Total liabilities, temporary equity and stockholders’ equity	$4,816.6	$4,622.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$118.2	$57.6
Net income from discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68.4	72.2
Provision for credit losses	29.5	42.2
Deferred income taxes	4.0	(0.1)
Amortization of debt issuance costs	6.6	6.9
Stock-based compensation	9.9	13.9
Loss on sale of property	7.0	—
Other non-cash, net	0.3	(0.3)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(120.8)	(36.1)
Accounts payable and accrued expenses	143.3	103.8
Net cash provided by operating activities - continuing operations	266.4	260.1
Net cash used by operating activities - discontinued operations	—	(1.4)
Investing activities
Net (increase) decrease in finance receivables held for investment	(196.1)	50.4
Purchases of property, equipment and computer software	(40.7)	(39.0)
Investments in securities	(1.1)	(1.9)
Proceeds from the sale of property and equipment	42.4	0.9
Net cash (used by) provided by investing activities - continuing operations	(195.5)	10.4
Net cash provided by investing activities - discontinued operations	—	—
Financing activities
Net increase (decrease) in book overdrafts	13.1	(3.6)
Net repayments of lines of credit	(0.6)	(86.4)
Net increase (decrease) in obligations collateralized by finance receivables	145.8	(93.0)
Payments for debt issuance costs/amendments	(0.4)	(14.7)
Payments on long-term debt	(210.0)	—
Payments on finance leases	—	(0.9)
Issuance of common stock under stock plans	7.8	1.0
Tax withholding payments for vested RSUs	(6.5)	(3.4)
Repurchase and retirement of common stock	(35.8)	(30.0)
Dividends paid on Series A Preferred Stock	(33.3)	(33.3)
Net cash used by financing activities - continuing operations	(119.9)	(264.3)
Net cash provided by financing activities - discontinued operations	—	—
Net change in cash balances of discontinued operations	—	—
Effect of exchange rate changes on cash	11.7	(3.1)
Net (decrease) increase in cash, cash equivalents and restricted cash	(37.3)	1.7
Cash, cash equivalents and restricted cash at beginning of period	183.7	158.9
Cash, cash equivalents and restricted cash at end of period	$146.4	$160.6
Cash paid for interest	$85.6	$105.8
Cash paid for taxes, net of refunds - continuing operations	$29.6	$34.7
Cash paid for taxes, net of refunds - discontinued operations	$(1.5)	$(0.5)

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, operating adjusted income from continuing operations and operating adjusted income from continuing operations per share (or "Operating Adjusted EPS") as presented herein are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of OPENLANE’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, equipment and computer software. Adjusted Free Cash Flow is Free Cash Flow adjusted for the cash portion of EBITDA addbacks to calculate Adjusted EBITDA, the net change in finance receivables held for investment and the net change in obligations collateralized by finance receivables. Management uses Adjusted Free Cash Flow to measure the funds generated in a given period that are available for capital allocation.
Operating adjusted income from continuing operations is defined as income from continuing operations adjusted for acquired amortization expense, gains/losses on sale of property or businesses, impairments to goodwill or other intangible assets and certain other non-recurring items. Amortization expense associated with acquired intangible assets is not representative of ongoing capital expenditures but has a continuing effect on our reported results. Management believes operating adjusted income from continuing operations provides comparability to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. Operating Adjusted EPS represents operating adjusted income from continuing operations divided by weighted average diluted shares, including the assumed conversion of preferred shares.
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, operating adjusted income from continuing operations and operating adjusted income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile income from continuing operations to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions), (Unaudited)	2025	2024	2025	2024
Income from continuing operations	$47.9	$28.4	$118.2	$57.6
Add back:
Income taxes	8.2	13.1	42.3	31.3
Finance interest expense	28.1	30.7	82.6	95.2
Interest expense, net of interest income	0.6	4.2	5.3	16.1
Depreciation and amortization	22.7	23.8	68.4	72.2
EBITDA	107.5	100.2	316.8	272.4
Non-cash stock-based compensation	4.4	4.1	10.8	14.8
Acquisition related costs	—	—	—	0.5
Securitization interest	(25.6)	(27.9)	(75.1)	(87.0)
Loss on sale of property	—	—	7.0	—
Severance	2.4	1.5	6.8	9.2
Foreign currency (gains) losses	(1.6)	(3.2)	(10.5)	(0.7)
Professional fees related to business improvement efforts	—	—	—	1.5
Impact for newly enacted Canadian DST related to prior years	—	—	—	10.0
Other	—	(0.2)	0.8	—
Total deductions	(20.4)	(25.7)	(60.2)	(51.7)
Adjusted EBITDA	$87.1	$74.5	$256.6	$220.7

	Three Months Ended September 30, 2025
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$18.5	$29.4	$47.9
Add back:
Income taxes	0.8	7.4	8.2
Finance interest expense	—	28.1	28.1
Interest expense, net of interest income	0.6	—	0.6
Depreciation and amortization	19.7	3.0	22.7
EBITDA	39.6	67.9	107.5
Non-cash stock-based compensation	3.4	1.0	4.4
Securitization interest	—	(25.6)	(25.6)
Severance	2.3	0.1	2.4
Foreign currency (gains) losses	(1.7)	0.1	(1.6)
Total addbacks (deductions)	4.0	(24.4)	(20.4)
Adjusted EBITDA	$43.6	$43.5	$87.1

The following table reconciles net cash provided by operating activities to Free Cash Flow and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended September 30,
(In millions), (Unaudited)	2025	2024
Net cash provided by operating activities	$72.2	$122.4
Purchases of property, equipment and computer software	(14.6)	(13.1)
Free Cash Flow	57.6	109.3
Severance	1.6	2.0
Other	0.1	0.2
Net (increase) decrease in finance receivables held for investment	(151.1)	17.3
Net increase (decrease) in obligations collateralized by finance receivables	96.4	(36.9)
Adjusted Free Cash Flow	$4.6	$91.9
The following table reconciles income from continuing operations to operating adjusted income from continuing operations and operating adjusted income from continuing operations per diluted share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts), (Unaudited)	2025	2024	2025	2024
Income from continuing operations	$47.9	$28.4	$118.2	$57.6
Acquired amortization expense	8.4	9.0	25.0	27.4
Impact for newly enacted Canadian DST related to prior years	—	—	—	10.0
Loss on sale of property	—	—	7.0	—
Income taxes (1)	(5.7)	(0.4)	(8.2)	(2.9)
Operating adjusted income from continuing operations	$50.6	$37.0	$142.0	$92.1

Operating adjusted income from discontinued operations	$—	$—	$—	$—

Operating adjusted income	$50.6	$37.0	$142.0	$92.1

Operating adjusted income from continuing operations per share - diluted (2)	$0.35	$0.26	$0.98	$0.64
Operating adjusted income from discontinued operations per share - diluted	—	—	—	—
Operating adjusted income per share - diluted	$0.35	$0.26	$0.98	$0.64

Weighted average diluted shares - including assumed conversion of preferred shares	144.0	144.8	144.2	145.0
(1)For the three and nine months ended September 30, 2025 and 2024, each tax deductible item was booked to the applicable statutory rate. The deferred tax benefits of $52.5 million and $6.5 million associated with the goodwill and tradename impairments in 2023, respectively, resulted in the U.S. being in a net deferred tax asset position. Due to the three-year cumulative loss related to U.S. operations, we currently have a $34.6 million valuation allowance against the U.S. net deferred tax asset.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of operating adjusted income for purposes of calculating operating adjusted income per diluted share.

The following table reconciles income from continuing operations to EBITDA and Adjusted EBITDA for the 2025 guidance presented:

	Previous Guidance (August 6, 2025)		Revised Guidance (November 5, 2025)
(In millions), (Unaudited)	Low	High	Low	High
Income from continuing operations	$132	$140	$139	$144
Add back:
Income taxes	52	54	52	53
Finance interest expense	110	109	111	110
Interest expense, net of interest income	6	6	15	15
Depreciation and amortization	92	92	92	92
EBITDA	392	401	409	414
Total addbacks (deductions), net	(82)	(81)	(81)	(81)
Adjusted EBITDA	$310	$320	$328	$333
The following table reconciles income from continuing operations to operating adjusted income from continuing operations and operating adjusted income from continuing operations per diluted share for the 2025 guidance presented:

	Previous Guidance (August 6, 2025)		Revised Guidance (November 5, 2025)
(In millions, except per share amounts), (Unaudited)	Low	High	Low	High
Income from continuing operations	$132	$140	$139	$144
Total adjustments, net	29	29	30	30
Operating adjusted income from continuing operations	$161	$169	$169	$174

Operating adjusted income from continuing operations per share – diluted	$1.12	$1.17	$1.22	$1.26

Weighted average diluted shares - including assumed conversion of preferred shares	144	144	138	138